EXHIBIT 23.1

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cohoes Bancorp, Inc.'s 1999 Stock Option and Incentive Plan of our report dated August 12, 1998 relating to the consolidated statements of financial condition of Cohoes Savings Bank and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in surplus and undivided profits and cash flows for each of the years in the three-year period ended June 30 1998, and to all references to our Firm included in this Registration Statement.


                                              /s/ ARTHUR ANDERSEN LLP



New York, New York
September 22, 1999




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                                                                    EXHIBIT 23.2



                               September 20, 1999


Board of Directors
Cohoes Bancorp, Inc.
75 Remsen Street
Cohoes, New York,  12047

Gentlemen:

         We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,




                                            /s/ SILVER, FREEDMAN & TAFF, L.L.P.